EXHIBIT 21.1

Subsidiaries of Hudson Pacific Properties, Inc.

Name	Jurisdiction of Formation / Incorporation
HCTD, LLC	Delaware
HFOP Associates, LLC	Delaware
HFOP City Plaza, LLC	Delaware
Howard Street Associates, LLC	Delaware
Hudson 10950 Washington, LLC	Delaware
Hudson 222 Kearny, LLC	Delaware
Hudson 9300 Wilshire, LLC	Delaware
Hudson Capital, LLC	California
Hudson Del Amo Office, LLC	Delaware
Hudson First Financial, LLC (f/k/a GLB Encino, LLC)	Delaware
Hudson Media and Entertainment Management, LLC	Delaware
Hudson Office Properties, LLC	Delaware
Hudson OP Management, LLC	Delaware
Hudson Pacific Properties, L.P.	Maryland
Hudson Pacific Services, Inc.	Maryland
Hudson Sunset Gower, LLC	Delaware
Hudson Sunset Bronson, LLC	Delaware
Hudson Tierrasanta LLC (f/k/a as Glenborough Tierrasanta, LLC)	Delaware
SGS Holdings, LLC	Delaware
SGS Realty II, LLC	Delaware
SGS Realty I, LLC	Delaware
Sunset Bronson Entertainment Properties, LLC	Delaware
Sunset Bronson Services, LLC	Delaware
Sunset Gower Services, LLC	Delaware
Sunset Studios Holdings, LLC	Delaware